Exhibit 10.1

IDERA PHARMACEUTICALS, INC.

CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

November 9, 2012

This Convertible Preferred Stock and Warrant Purchase Agreement (this “AGREEMENT”) is entered into as of the date set forth above by and among Idera Pharmaceuticals, Inc., a Delaware corporation (the “COMPANY”), and the undersigned purchasers (each a “PURCHASER” and collectively, the “PURCHASERS”) set forth on the Schedule of Purchasers attached hereto as Exhibit A (the “SCHEDULE OF PURCHASERS”). The parties hereby agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF SECURITIES

1.1 Authorization. The Company has duly authorized the sale and issuance to the Purchasers, at the Closing (as defined in Section 2.1 below) and pursuant to the terms and conditions hereof, of (i) up to 424,242 shares (the “SHARES”) of its Series E Convertible Preferred Stock, par value $0.01 per share (the “SERIES E PREFERRED STOCK”), and (ii) warrants to purchase up to 8,484,840 shares of its common stock, par value $0.001 per share (the “COMMON STOCK”) in the form attached hereto as Exhibit B (the “WARRANTS”). The Series E Preferred Stock shall have the rights, privileges, preferences and restrictions set forth in the Certificate of Designations, Preferences and Rights of Series E Preferred Stock attached hereto as Exhibit C (the “CERTIFICATE OF DESIGNATIONS”). The Company has, or before the Closing will have adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware.

1.2 Sale of Securities. Subject to the terms and conditions hereof, at the Closing the Company will issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers, at a purchase price of $14.00 per share, and Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers, at a purchase price of $0.125 per Warrant Share, and for the aggregate purchase price set forth thereon. Payment of the purchase price for the Shares and the Warrants will be made by the Purchasers by wire transfer in same day funds.

ARTICLE 2

CLOSING

2.1 Closing. Subject to the terms and conditions of this Agreement, the closing (the “CLOSING”) of the sale and purchase of the Shares and the Warrants under this Agreement shall take place at the offices of WilmerHale, 60 State Street, Boston, MA 02109 (or remotely via the exchange of documents and signatures) on the date of this Agreement (the “CLOSING DATE”). At the Closing:

(A) the Company and the Purchasers shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit D (the “REGISTRATION RIGHTS AGREEMENT” and together with this Agreement and the Warrants, the “TRANSACTION DOCUMENTS”);

(B) the Company shall deliver to the Purchasers certificates, as of the most recent practicable dates, (i) as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and (ii) as to the due qualification of the Company as a foreign corporation issued by the Secretary of State of the Commonwealth of Massachusetts;

(C) the Company shall deliver to the Purchasers the certificate of incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Designations), certified by the Secretary of the State of the State of Delaware;

(D) the Company shall deliver to the Purchasers a Certificate of the Secretary of the Company attesting as to (i) the bylaws of the Company; (ii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (iii) resolutions of the Board of Directors of the Company (the “BOARD”) authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

(E) WilmerHale, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit E;

(F) the Company shall deliver to each of the Purchasers a certificate for the number of Shares set forth opposite such Purchaser’s name under the heading “Shares” on the Schedule of Purchasers and Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Warrants” on the Schedule of Purchasers, in each case registered in the name of such Purchaser; and

(G) each Purchaser shall pay to the Company, by wire transfer of immediately available funds the aggregate purchase price set forth opposite such Purchaser’s name under the heading “Purchase Price” on the Schedule of Purchasers for the Shares and the Warrants being purchased by such Purchaser at the Closing. The Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on the Schedule of Purchasers have tendered to the Company the payment indicated thereon.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as of the date hereof that except as set forth in the Exchange Act Reports (as defined in Section 3.13):

3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. For purposes of this Agreement, the term “MATERIAL ADVERSE EFFECT” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company.

3.2 Authorized Capital Stock. Immediately prior to Closing, the Company will have (i) authorized 140,000,000 shares of Common Stock, of which 27,641,229 shares of Common Stock were outstanding as of October 15, 2012 and (ii) authorized 5,000,000 shares of Preferred Stock, $0.01 par value per share (“PREFERRED STOCK”), of which 1,500,000 shares have been designated Series A Convertible Preferred Stock, 655 shares of which are outstanding, 200,000 shares have been designated Series C Junior Participating Preferred Stock, none of which are outstanding, 1,124,260 shares have been designated Series D Convertible Preferred Stock, 1,124,260 shares of which are outstanding, and 424,242 shares have been designated Series E Preferred Stock. The issued and outstanding shares of the Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in material respects with all federal and state securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities granted by the Company, and conform (except with respect to the number of authorized, issued and outstanding shares) in all material respects to the description thereof contained in the Exchange Act Reports or in any Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “COMMISSION” or the “SEC”) by the Company. Except as disclosed in the Exchange Act Reports (including options granted under plans described in the Exchange Act Reports), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments requiring the Company to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

3.3 Issuance, Sale and Delivery of the Shares. The Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens, and encumbrances imposed by the Company (other than restrictions on transfer under state and/or federal securities laws). The Common Stock issuable upon conversion of the Shares (the “CONVERSION SHARES”) or upon exercise of the Warrants (the “WARRANT SHARES,” and collectively with the Shares, the Warrants and the Conversion Shares, the “SECURITIES”), have been duly reserved for issuance, and when issued, delivered and, in the case of the Warrant Shares, paid for, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens, and encumbrances imposed by the Company (other than restrictions on transfer under state and/or federal securities laws). Except as set forth in that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated November 4, 2011, between the Company and the purchasers named therein, no preemptive rights or other rights to subscribe for or purchase from the Company exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. Except as disclosed in the Exchange Act Reports, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to the Registration Rights Agreement (the “REGISTRATION STATEMENT”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the “SECURITIES ACT”) in the Registration Statement.

3.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into the Transaction Documents and consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein: (i) will not violate any provision of the certificate of incorporation or bylaws of the Company, (ii) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, lease, franchise, license, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default which would not have a Material Adverse Effect, or (iii) conflict with or result in the violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties except for any such conflict or violation which would not have a Material Adverse Effect. Assuming the accuracy of the representations made by the Purchasers in Article 4, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the filing of the Certificate of Designations, compliance with the blue sky laws and federal securities laws, the listing of the Conversion Shares and the Warrant Shares on the Nasdaq Global Market and the filing of the Registration Statement. Upon the execution and delivery of the Transaction Documents, and assuming the valid execution thereof by the Purchasers, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification obligations of the Company set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

3.5 Accountants. The firm of Ernst & Young LLP, which has expressed its opinion with respect to the financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof, is an independent accountant as required by the Securities Act.

3.6 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound except for any violation or default that would not have a Material Adverse Effect.

3.7 Contracts. There is no material contract or agreement required by the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) to be described in or filed as an exhibit to the Exchange Act Reports which is not described or filed therein as required. Any contracts filed as exhibits to the Exchange Act Reports that are material to the Company are in full force and effect on the date hereof (except to the extent they have expired by their terms subsequent to the date of the Exchange Act Reports).

3.8 No Actions. Except as disclosed in the Exchange Act Reports, (1) there are no legal or governmental actions, suits or proceedings pending and (2) to the Company’s knowledge, there are no inquiries or investigations pending, or any legal or governmental actions, suits, or proceedings threatened in writing, against the Company or of which property owned or leased by the Company is or may be the subject (it being understood that the interaction between the Company and the United States Food and Drug Administration and such comparable governmental bodies relating solely to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, would have a Material Adverse Effect. No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which would have a Material Adverse Effect. The Company is not party to or named as subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body specifically naming the Company that would have a Material Adverse Effect.

3.9 No Material Change. Since June 30, 2012, and except as described in the Exchange Act Reports or as disclosed to the Purchasers:

(A) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction, which was not incurred or entered into in the ordinary course of business;

(B) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance;

(C) except for dividends on shares of the Company’s Series D Convertible Preferred Stock paid in accordance with the Series D Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “SERIES D CERTIFICATE OF DESIGNATIONS”), the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations;

(D) there has not been any material change or amendment to a contract filed as an exhibit to an Exchange Act Report that is material to the Company;

(E) there has not been any sale, assignment or transfer of all or substantially all of the Company’s rights in any patents, trademarks, copyrights, trade secrets or other intangible assets or other material assets, except a sale, assignment or transfer made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

(F) there has not been any waiver by the Company of a material debt owed to it;

(G) there has not been any material change in any compensation arrangement or agreement with any officer or director;

(H) there has not been any agreement or commitment by the Company to do any of the acts described in subsections (A) through (G) above; and

(I) there has not been any event which has caused a Material Adverse Effect other than continued incurrence of operating losses incurred in the ordinary course of the Company’s business.

3.10 Intellectual Property. Except as disclosed in the Exchange Act Reports, (i) to the Company’s knowledge, the Company owns or has the right to use the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets used by it in or necessary for the conduct of the Company’s business (collectively, the “COMPANY INTELLECTUAL PROPERTY”), except where such failure to own or have the right to use such intellectual property would not have a Material Adverse Effect; and (ii) (a) to the Company’s knowledge, there are no third parties who have any ownership rights to any Company Intellectual Property that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Company Intellectual Property licensed by the Company; (b) to the Company’s knowledge, there are currently no sales of any products or any other uses that would constitute an infringement by third parties of any Company Intellectual Property, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Company Intellectual Property, which action, suit, proceeding or claim would have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, which action, suit, proceeding or claim would have a Material Adverse Effect; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right (an “INTELLECTUAL PROPERTY RIGHT”) of others, which action, suit, proceeding or claim would have a Material Adverse Effect. To the knowledge of the Company, the Company does not infringe any Intellectual Property Rights of any other person. The Company has not entered into any consent agreements, forbearance to sue or settlement agreements with respect to the validity of the Company’s ownership or right to use Company Intellectual Property. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. All former or current employees, officers and consultants of the Company have entered into agreements with the Company providing for the assignment of inventions to the Company, except where the failure to have entered into an agreement with an employee, officer or consultant would not have a Material Adverse Effect.

3.11 Compliance. The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

3.12 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.13 Disclosure. The information contained in the following documents did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective dates:

(A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

(B) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(C) all other documents, if any, filed by the Company with the Commission since December 31, 2011 pursuant to the reporting requirements of the Exchange Act (together with Sections 3.13(A) and (B), the “EXCHANGE ACT REPORTS”).

3.14 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and since June 30, 2011 has timely filed all reports required thereby. As of their respective filing dates, all Exchange Act Reports complied in all material respects with the requirements of the Exchange Act. The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act.

3.15 Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities for research and clinical development activities, the manufacturing and commercialization of its product candidates, working capital and general corporate purposes, including to fund the analysis of the data from the Company’s ongoing phase 2 trial of IMO-3100, the conduct of a phase 1 trial of IMO-8400 and the preparation for the further advancement of the Company’s autoimmune disease program in at least two indications.

3.16 Related Party Transactions. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described in the Exchange Act Reports under Item 404 of Regulation S-K as required by the Exchange Act or otherwise and is not so described in the Exchange Act Reports.

3.17 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such permit.

3.18 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Reports (collectively, the “FINANCIAL STATEMENTS”) present fairly in all material respects the financial position of the Company as of the dates indicated, and the results of operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Financial Statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements are subject to normal year-end audit adjustments and may not contain all footnotes required by GAAP. Since September 30, 2012, the Company has not incurred liabilities, contingent or otherwise outside the ordinary course of business which individually or in the aggregate, are material to the financial condition or operating results of the Company.

3.19 Listing. The Common Stock is presently listed on the Nasdaq Global Market. Except as set forth in the Exchange Act Reports, the Company has not, in the two years preceding the date hereof, received any written notice from the Nasdaq Global Market to the effect that the Company is not in compliance with the maintenance requirements of such exchange.

3.20 Sarbanes-Oxley Act; Accounting Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.21 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 4 hereof, the offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any person acting on its behalf has taken any action to sell, offer for sale or solicit offers to buy any securities of the Company that would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

3.22 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Securities to be integrated with any prior or contemporaneous offering of securities of the Company for purposes of the Securities Act or any applicable state securities law or any applicable stockholder approval provisions.

3.23 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, other than fees that may be owed to Piper Jaffray & Co. and JMP Group Inc. as disclosed to the Purchasers.

3.24 Tax Matters. The Company has timely prepared and filed all material tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which would not have a Material Adverse Effect. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or properties.

3.25 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.26 Insurance Coverage. The Company maintains in full force and effect insurance coverage and the Company reasonably believes such insurance coverage is adequate.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Each Purchaser hereby represents and warrants as follows:

4.1 This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the Purchaser’s indemnification obligations set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

4.2 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the Securities set forth in Article 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder, or the Purchaser’s right to indemnification under the Registration Rights Agreement); (iii) the Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (iv) the Purchaser has completed or caused to be completed, or will complete and deliver to the Company within five Business Days (as defined below) after the Closing, the Registration Statement Questionnaire attached hereto as part of Exhibit F, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date such Registration Statement Questionnaire is delivered to the Company and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vii) the Purchaser agrees to notify the Company promptly of any change in any of the foregoing information until such time as the Purchaser has sold all of its Securities or the Company is no longer required to keep the Registration Statement effective; and (viii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws. The term “BUSINESS DAY” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

4.3 The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

4.4 The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

4.5 The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

4.6 The Purchaser’s principal executive offices are at the address set forth below the Purchaser’s name on the Schedule of Purchasers.

4.7 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“TREASURY”) Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser’s knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

4.8 If the Purchaser is not a U.S. person (as defined in Securities Act Rule 902(k)), he, she or it further makes the representations and warranties set forth in this Section 4.8.

(A) Such Purchaser is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person.

(B) Such Purchaser will not offer or sell the Securities to a U.S. person or to for the account or benefit of a U.S. person prior to the expiration of the six-month period after the date on which such Purchaser purchased such Securities.

(C) Such Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the rules and regulations adopted thereunder. Accordingly, the Securities may not be offered or sold in the U.S. or to U.S. persons unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

(D) Such Purchaser acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Securities Act that is not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

ARTICLE 5

COVENANTS

5.1 Form D; Form 8-K. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D. Within four trading days after the Closing Date, the Company shall file a Form 8-K (or include in a Form 10-Q information) concerning this Agreement and the transactions contemplated hereby, which Form 8-K (or Form 10-Q) shall attach this Agreement, the Registration Rights Agreement, the Certificate of Designations and the “form of Warrant” as exhibits to such Form 8-K (or Form 10-Q).

5.2 Preemptive Rights.

(A) In the event that, on or prior to the earlier of (i) the third anniversary of the Closing Date and (ii) with respect to any Purchaser the day that such Purchaser holds a number of Shares (including shares of Common Stock issued upon conversion of the Shares) which is less than 50% of the number of Shares purchased by such Purchaser pursuant to this Agreement and set forth opposite such Purchaser’s name on the Schedule of Purchasers (such number of Shares being subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events), the Company proposes to sell and issue securities of the Company in a private placement and not pursuant to an effective registration statement filed under the Securities Act (an “ADDITIONAL FINANCING”) each Purchaser shall have the option to purchase, on the same terms and conditions offered by the Company to the other purchasers of such securities in such Additional Financing, up to that percentage of the securities sold in such Additional Financing equal to (x) the number of shares of Common Stock then held by such Purchaser (including shares of Common Stock then issuable upon conversion of any shares of Preferred Stock then held by such Purchaser) as compared to (y) the total number of shares of Common Stock then outstanding (including all shares of Common Stock then issuable upon conversion of all shares of Preferred Stock) (such percentage being such Purchaser’s “ADDITIONAL FINANCING PRO RATA AMOUNT”); provided, however, that if a Purchaser’s Additional Financing Pro Rata Amount as calculated exceeds 19.99% (prior to the date the stockholders of the Company approve the Nasdaq Proposal (as defined by and in accordance with Section 5.11(B)) or 35% (effective upon the date that the stockholders of the Company approve the Nasdaq Proposal), such Purchaser’s Additional Financing Pro Rata Amount shall be 19.99% or 35%, as the case may be.

(B) In the event that on or prior to the earlier of (i) the third anniversary of the Closing Date and (ii) with respect to any Purchaser the day before the date that such Purchaser holds a number of Shares which is less than 50% of the number of Shares purchased by such Purchaser pursuant to this Agreement and set forth opposite such Purchaser’s name on the Schedule of Purchasers (such number of Shares being subject to adjustment for stock splits, dividends, combinations, recapitalizations, reclassifications and other similar events), the Company proposes to (x) enter into a loan financing for the purpose of raising capital and not for the purpose of purchasing equipment (a “LOAN FINANCING”), or (y) sell and issue convertible debt securities or preferred stock of the Company that ranks senior to the Series D Preferred Stock or the Series E Preferred Stock in a private placement and not pursuant to an effective registration statement filed under the Securities Act (together with a Loan Financing, a “SENIOR FINANCING,” and, together with an Additional Financing, an “ADDITIONAL TRANSACTION”), each such Purchaser shall have the option to participate in a Loan Financing or purchase securities in other Senior Financings, on the same terms and conditions offered by the Company to the other participants or purchasers of securities in such Senior Financings, up to that percentage (such percentage being such Purchaser’s “ADDITIONAL TRANSACTION PRO RATA AMOUNT”) of the amount of the Loan Financing or of the securities sold in such Senior Financing equal to the product of:

i. a fraction, the numerator of which equals the number of Shares then held by the Purchaser and the denominator of which equals the total number of Shares issued to Purchasers by the Company; and

ii. if the closing date of the Senior Financing is on or prior to (i) the first anniversary of the Closing Date, 50%, (ii) the second anniversary of the Closing Date, 40%, or (iii) the third anniversary of the Closing Date, 30%.

(C) The terms of any Senior Financing may provide that the participants in such Senior Financing, other than any Purchasers participating in such Senior Financing, shall have the right to exercise control over any matter requiring action by or on behalf of all participants in such Senior Financing without the consent of any Purchaser.

(D) If the Board determines in good faith that the participation in the Senior Financing by the Purchasers pursuant to the preemptive rights set forth in Section 5.2(B) would jeopardize the consummation of such Senior Financing on terms acceptable to the Board, then the Company will have no obligation to offer the Purchasers the opportunity to participate in such Senior Financing pursuant to Section 5.2(B).

(E) To the extent that a Purchaser is entitled to preemptive rights pursuant to both of Section 5.2(A) and Section 5.2(B) with respect to a Senior Financing, the preemptive right providing such Purchaser with the greater percentage participation right (based on Additional Financing Pro Rata Amount as compared to the Additional Transaction Pro Rata Amount) shall apply.

(F) Promptly after the Company determines to engage in an Additional Transaction, the Company shall deliver a written notice (the “OFFER NOTICE”) to the Purchasers stating (i) its bona fide intention to offer securities in an Additional Transaction, (ii) the number of such securities to be offered or amount to be borrowed in the Loan Financing, (iii) the price and terms, to the extent known, upon which it proposes to offer such securities or borrow such funds, and (iv) the anticipated closing date of the Additional Transaction. The Company shall promptly notify each Purchaser of (i) the determination of the price and terms upon which it proposes to offer such securities, to the extent not set forth in the Offer Notice, and (ii) any material change in any of the information set forth in the Offer Notice or in the price or other terms previously communicated to such Purchaser.

(G) No Purchaser may participate in an Additional Transaction, in whole or in part, unless it (i) delivers to the Company, on or prior to the date 10 days after the date of delivery of the Offer Notice a written notice of acceptance (an “ACCEPTANCE NOTICE”) providing a representation letter certifying that such Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Purchaser’s Additional Financing Pro Rata Amount or Additional Transaction Pro Rata Amount, as applicable, that such Purchaser elects to purchase and (ii) deposits in a U.S. escrow account on terms satisfactory to the Company the amount that the Purchaser proposes to invest pursuant to the preemptive rights set forth in this Section 5.2 (the “ESCROW DEPOSIT”) concurrently with delivering an Acceptance Notice indicating the amount or number of securities to be purchased by the Purchaser; provided, that if the Company does not intend to sign the definitive documentation for such Additional Transaction within ten days of the date such Acceptance Notice is due pursuant to clause (i) of this Section 5.2(G), the Purchaser must make the Escrow Deposit no later than five days after a request from the Company for the Purchaser to make such Escrow Deposit.

(H) Any issuance of Exempted Securities (as defined in the Series D Certificate of Designations) shall not be Additional Transactions for purposes of this Section 5.2 and the Purchasers shall have no rights hereunder with respect to the issuance of Exempted Securities; provided, however, that any issuance described in clause (vi) of the definition of Exempted Securities that constitutes a Senior Financing shall not be exempted from Section 5.2(B).

(I) No Purchaser shall have any right to purchase securities of the Company hereunder, and the Company shall have no obligation to a Purchaser hereunder, if (1) the Company has used its reasonable best efforts to ensure that the sale of such securities to such Purchaser will not violate the Securities Act or the Exchange Act and, despite such efforts, the Company reasonably determines in good faith that the sale of such securities to such Purchaser cannot be made without the violation of any rule or regulation promulgated thereunder or (2) the Company reasonably determines in good faith that the sale of such securities to such Purchaser cannot be made without requiring the approval of the Company’s stockholders for a reason that is related to such Purchaser (or to the Purchasers as a group) and is not related to the participation of other participants in the Additional Transaction, including, without limitation, the application of Nasdaq Listing Rule 5635(b).

5.3 Expenses. The Company shall pay to Pillar Pharmaceuticals II, L.P. (“PILLAR”) at the Closing upon delivery to the Company of an invoice, reimbursement for the out-of-pocket expenses reasonably incurred by Pillar or its advisors in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the other agreements to be executed in connection herewith, and therewith, including, without limitation, reasonable due diligence and attorneys’ fees and expenses related to the transactions contemplated by the Transaction Documents (the “EXPENSES”); provided, however, the maximum amount of Expenses for which the Company shall be responsible pursuant to this Section shall be $200,000 and the balance of the expenses of Pillar and the other Purchasers shall be borne by Pillar and the other Purchasers.

5.4 Listing. The Company will use its reasonable best efforts to continue the listing and trading of its Common Stock, including the Conversion Shares and Warrant Shares, on the NYSE MKT (formerly known as the American Stock Exchange), the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq Global Select Market or other equivalent U.S. national exchange or automated trading market (a “PERMITTED EXCHANGE”), and to comply with the reporting, filing and other obligations under the bylaws or rules thereof, provided, however, that in the event the Company uses its reasonable best efforts but is unsuccessful in maintaining the listing of its Common Stock on the Nasdaq Global Market due to the matters referenced in the letter dated June 4, 2012 from the Nasdaq Global Market as described in the Exchange Act Reports, then, in light of the Company’s belief that the it is in the best interests of the Company that the Common Stock be listed on a Permitted Exchange, the Company shall use its reasonable best efforts to seek re-listing of its Common Stock on a Permitted Exchange.

5.5 Securities Laws; No Integrated Offerings. The Company shall not make any offers or sales of any security under circumstances that would cause the offer and sale of the Securities hereunder to violate the Securities Act or the rules or regulations promulgated thereunder or cause the offer and sale of the Securities to be subject to any stockholder approval provision applicable to the Company or its securities.

5.6 No Short Sales. Each Purchaser agrees that beginning on the date hereof until the earlier of (i) the first anniversary of the date hereof or (ii) the date at which the Shares held by such Purchaser have been converted into Common Stock, it will not enter into any Short Sales. For purposes of this Section 5.6, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

5.7 Standstill Provision. Each Purchaser hereby agrees that, to the extent that and for so long as the total number of shares of Common Stock beneficially owned by the Purchaser and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with each Purchaser for purposes of Section 13(d) of the Exchange Act exceeds 15%, unless specifically invited in writing by the Company to do so, neither the Purchaser nor its affiliates will, or will cause or knowingly permit any of its or their directors, officers, partners, managers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, in any manner, directly or indirectly:

(A) effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise or, assist any other person to effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect or cause or participate in, any acquisition of any securities (or beneficial ownership thereof) or assets of the Company; any tender or exchange offer, merger, consolidation or other business combination involving the Company; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company. Notwithstanding the foregoing, nothing in this clause (A) shall prevent or limit the ability of any director of the Company that is affiliated with a Purchaser to (i) acquire, exercise or dispose of any stock options or other equity securities of the Company received as compensation for serving as a director or (ii) perform his or her duties as a director of the Company;

(B) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company;

(C) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

(D) take any action which could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in this Section 5.7;

(E) nominate or otherwise support the election of any person as a director of the Company except as approved by the Board; provided, that this covenant is not intended to prevent any Purchaser or its affiliates from voting any shares of capital stock it holds (other than the Excess Shares) in favor of the election of a person not nominated by the Board as long as such Purchaser or any of its affiliates have no arrangements with the nominee or the stockholder that nominated the nominee and are not otherwise in breach of this Section 5.7; or

(F) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

Notwithstanding the foregoing, the Company hereby agrees that the purchase by a Purchaser of securities of the Company after the date hereof and pursuant to Section 5.2 of this Agreement shall not be a violation of this Section 5.7.

5.8 Voting Rights.

(A) Each Purchaser hereby agrees that, to the extent that and for so long as the total number of shares of Common Stock beneficially owned by the Purchaser and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Purchaser for purposes of Section 13(d) of the Exchange Act exceeds 19.99% (prior to the date the stockholders of the Company approve the Nasdaq Proposal) or 25% (effective upon the date that the stockholders of the Company approve the Nasdaq Proposal), in any election of directors and in any other vote to be taken by the stockholders of the Company (whether taken at an annual or special meeting of stockholders or by written action), it and its affiliates will vote any Excess Shares (as defined below) held in the same manner as and in the same proportion to the votes cast by the other holders of the Company’s Common Stock or other voting securities.

(B) Each Purchaser hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the officers of the Company, and each of them, with full power of substitution, with respect to clause (A) above, and hereby authorizes each of them to represent and to vote, if and only if the Purchaser (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of clause (A), all of such Purchaser’s Excess Shares in accordance with the terms of clause (A). Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires. Each Purchaser hereby revokes any and all previous proxies or powers of attorney with respect to the Excess Shares and shall not hereafter, unless and until this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to any of such Excess Shares, deposit any of such Excess Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Excess Shares, in each case, with respect to clause (A) above.

(C) Each Purchaser agrees to refrain from exercising (and hereby affirmatively waives) any dissenters’ rights or rights of appraisal under applicable law at any time with respect to any Sale of the Corporation (as defined in the Certificate of Designations) to the extent such Sale of the Corporation has been approved by the Board.

(D) For purposes of this Section 5.8, “Excess Shares” means for any Purchaser the number of shares of voting stock held by the Purchaser and its affiliates equal to (i) the total number of shares of Common Stock held by the Purchaser and its affiliates (including the Conversion Shares and shares of Common Stock issuable upon conversion of other series of Preferred Stock held by the Purchaser and its affiliates), less (ii) 19.99% (prior to the date the stockholders of the Company approve the Nasdaq Proposal) or 25% (effective upon the date that the stockholders of the Company approve the Nasdaq Proposal) of the total number of shares of Common Stock then outstanding (including all Conversion Shares and all other shares of Common Stock then issuable upon conversion of other series of Preferred Stock then outstanding).

5.9 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Series E Preferred Stock and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal 100% of the number of shares sufficient to permit the conversion of the Series E Preferred Stock and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms, without regard to any exercise limitations contained therein.

5.10 Delivery of Certificates. In connection with any conversion of the Shares by a Purchaser, the Company shall use its best efforts to issue to such Purchaser the applicable certificate or certificates for the Conversion Shares within three Business Days of receipt of all documents and information needed to effect such conversion and issue such certificates.

5.11 Proxy Statement.

(A) The Company shall use its best efforts to file a preliminary proxy statement with the SEC with respect to its next annual meeting of stockholders that will, among other things, seek the Stockholder Approval (as defined below) and include a recommendation of the Board that the stockholders approve such matters as are included in the Stockholder Approval (unless the Board determines in good faith, that its fiduciary duties require it to do otherwise).

(B) As used in this Agreement, the term “STOCKHOLDER APPROVAL” shall mean the approval at a meeting of stockholders of the Company of the following matters: (i) the issuance and sale by the Company to the Purchasers (together with all prior issuances and sales to Pillar Pharmaceuticals I, L.P.) of a number of shares of Common Stock (or securities convertible into or exercisable for Common Stock) that is greater than 19.99% of the total number of issued and outstanding shares of Common Stock and of the outstanding voting power of securities of the Company after such issuance and sale in accordance with Nasdaq Listing Rule 5635(b) (the “NASDAQ PROPOSAL”), (ii) an amendment to the certificate of incorporation and bylaws of the Company, as necessary, to eliminate the classification of the Board, and (iii) an amendment to the Series D Certificate of Designations in the form attached hereto as Exhibit G; provided, however, that the Company shall not, and shall have no obligation to, submit the matters contemplated by this clause (iii) to the stockholders of the Company if there are no shares of Series D Preferred Stock then outstanding. In order to be approved at a meeting of the stockholders of the Company:

(a) the Nasdaq Proposal shall require (y) the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Common Stock and Series D Convertible Preferred Stock, voting as a single class, calculated on an as converted to Common Stock basis, present or represented in person or by proxy and voting at the special meeting and (z) the affirmative vote of the holders (other than Pillar, the Company and their respective affiliates) of a majority of the combined voting power of the outstanding shares of Common Stock and Series D Convertible Preferred Stock, voting as a single class, calculated on an as converted to Common Stock basis, held by such holders;

(b) the matters described in clause (ii) above shall require the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of Common Stock and Series D Convertible Preferred Stock, voting as a single class, calculated on an as converted to Common Stock basis; and

(c) the matters described in clause (iii) above shall require (y) the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Common Stock and Series D Convertible Preferred Stock, voting as a single class, calculated on an as converted to Common Stock basis, present or represented in person or by proxy and voting at the special meeting and (z) the affirmative vote of the holders of a majority of the outstanding shares of the Series D Convertible Preferred Stock, voting separately as a series.

ARTICLE 6

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

6.1 Restrictions on Transferability.

(A) Subject to Section 6.1(B) and to any requirements of Regulation S that may be applicable to non-U.S. persons, the Securities shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Securities, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) the Company receives an opinion of counsel for the holder of the Securities reasonably satisfactory to the Company stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 6.1. Furthermore, with respect to Securities that were initially sold by the Company in reliance on Regulation S, hedging transactions involving such Securities may not be conducted unless in compliance with the Securities Act. Notwithstanding the provisions of the preceding sentence, no registration statement or opinion of counsel shall be required for any transfer of any Securities by a Purchaser that is a partnership, a limited liability company or a corporation to (a) a partner of such partnership, a member of such limited liability company or a stockholder of such corporation, (b) an entity that controls, or is controlled by, or is under common control with such partnership, limited liability company or corporation, or (c) the estate of any such partner, member or stockholder (collectively, clauses (a) through (c) the “PERMITTED TRANSFEREES”); provided, that in each of the foregoing cases the proposed transferee of the Securities held by the Purchaser agrees in writing to take and hold such Securities subject to the provisions and upon the conditions specified in this Article 6.

(B) Notwithstanding anything to the contrary set forth in this Agreement, without the prior written consent of the Company, Pillar may not sell or transfer any Securities to a person, entity or group (within the meaning of Section 13(d) of the Exchange Act) in one or more transactions if such sale or transfer would, in the aggregate, result in the transfer to such person, entity or group Securities representing, or exercisable for stock of the Company representing, more than 5% of the then outstanding combined voting power of the outstanding securities of the Company (other than a sale or transfer to a Permitted Transferee who agrees in writing to be bound by such restrictions or in connection with a resale of such Securities in connection with an underwritten public offering that has been approved by the Board).

(C) Any transfer not made in compliance with the requirements of this Section 6.1 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each Purchaser acknowledges and agrees that any breach of this Section 6.1 by a Purchaser would result in substantial harm to the Company and its stockholders for which monetary damages alone could not adequately compensate. Therefore, each Purchaser unconditionally and irrevocably agrees that the Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Securities not made in compliance with this Section 6.1).

6.2 Restrictive Legends. Each certificate representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Article 6), shall be stamped or otherwise imprinted with the following legends (as applicable with respect to the second and third legends set forth below) in substantially the following forms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.”

U.S. Investors: “THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

Non-U.S. Investors: “THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

6.3 Removal of Legend and Transfer Restrictions. The foregoing legends (other than the last legend) shall be removed from the certificates representing such Securities, at the request of the holder thereof, at such time as (a) a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, as elapsed since the later of the date the Securities were acquired from the Company or an affiliate of the Company, and (b) the Securities become eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act.

ARTICLE 7

MISCELLANEOUS

7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares and Warrants being purchased and the payment therefor.

7.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified, (ii) when received by email or confirmed facsimile, or (iii) one Business Day after deposit with a nationally recognized overnight carrier, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchasers as follows or at such other addresses as the Company or the Purchasers may designate upon 10 days’ advance written notice to the other party:

(A) if to the Company, to:

Idera Pharmaceuticals, Inc.

167 Sidney Street

Cambridge, MA 02139

Attention: Chief Executive Officer

Facsimile: (617) 679-5592

Email: sagrawal@iderapharma.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Stuart Falber

Facsimile: (617) 526-5000 Email: stuart.falber@wilmerhale.com

(B) if to a Purchaser, at its address as set forth on the Schedule of Purchasers to this Agreement.

7.3 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers holding a majority of the Shares then outstanding. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

7.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

7.8 Entire Agreement. This Agreement, the Registration Rights Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

7.9 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of a Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of the Company, except such consent shall not be required in cases of assignments by a Purchaser as permitted under Section 6.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, the rights set forth in Sections 5.2 and 5.11 may not be assigned or transferred.

7.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

7.11 Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to reports, notices and other materials submitted by the Company to such Purchaser pursuant to this Agreement, otherwise pursuant to the Registration Rights Agreement, unless (a) such information is known, or until such information becomes known, to the public or (b) such information is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this clause (b) the Purchaser shall give the Company at least 15 days’ prior written notice (or such shorter period as required by law)

specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

7.12 Use of Purchaser Name. Except as may be required by applicable law or regulation and as may be required in the Registration Statement, the Company shall not use any Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication in connection with the offering of the Securities contemplated hereby unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Sudhir Agrawal
Chairman, Chief Executive Officer and President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:

PILLAR PHARMACEUTICALS II, L.P.

By:	/s/ Youssef El Zein
Name:	Youssef El Zein
Title:	General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER

PARTICIPATIONS BESANCON

By:	Pillar Invest Corporation, as attorney-in-fact

	By:	/s/ Youssef El Zein
	Name:	Youssef El Zein
	Title:	as attorney-in-fact per power signed on November 9th, 2012

EXHIBIT A

Schedule of Purchasers

	Shares	Warrants	Purchase Price

Pillar Pharmaceuticals II, L.P. Address: Pillar Invest Offshore SAL Starco Center, Bloc B, Third Floor Omar Daouk Street Beirut 2020-3313 Lebanon Tel: +961 1 363 362 Fax: +961 1 379 378 Email: pillar@pillarinvest.com	313,341	6,266,820	$5,170,126.50

Participations Besancon Address: Pillar Invest Offshore SAL Starco Center, Bloc B, Third Floor Omar Daouk Street Beirut 2020-3313 Lebanon Tel: +961 1 363 362 Fax: +961 1 379 378 Email: pillar@pillarinvest.com	110,901	2,218,020	$1,829,866.50

Total:	424,242	8,484,840	$6,999,993.00

EXHIBIT B

Form of Warrant

EXHIBIT C

Certificate of Designations

EXHIBIT D

Registration Rights Agreement

EXHIBIT E

Legal Opinion

EXHIBIT F

Registration Statement Questionnaire

EXHIBIT G

Amendment to Series D Certificate of Designations